Exhibit 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue

Suite 2770

Dallas, Texas 75201

______

TRUSTEES:		DAVID M. PETERSON
MAURICE MEYER III	Telephone (214) 969-5530	General Agent
JOHN R. NORRIS III
JAMES K. NORWOOD

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended

	June 30, 2014	June 30, 2013

Rentals, royalties and other income	$13,912,659	$9,735,345

Land sales	1,670,605	218,588

Total income	$15,583,264	$9,953,933

Provision for income tax	$4,798,745	$2,919,238

Net income	$9,914,167	$6,130,440

Net income per sub-share	$1.17	$.71

Average sub-shares outstanding during period	8,439,914	8,686,690

	Six Months Ended

	June 30, 2014	June 30, 2013

Rentals, royalties and other income	$25,494,612	$16,349,199

Land sales	1,670,605	331,588

Total income	$27,165,217	$16,680,787

Provision for income tax	$8,188,375	$4,625,104

Net income	$17,164,085	$10,268,284

Net income per sub-share	$2.03	$1.18

Average sub-shares outstanding during period	8,443,926	8,710,356

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.